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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  June 20, 1997
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                         Entourage International, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Texas
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                 (State or Other Jurisdiction of Incorporation)

          1-9206                                          76-0118305
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(Commission File Number)                    (I.R.S. Employer Identification No.)

 32240 Paseo Adelanto  Suite A  San Juan Capistrano, CA.      92675
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     (Address of Principal Executive Officers)              (Zip Code)

                               (714)  488-2184
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              (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Reported)
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Item 4.    CHANGES IN REGISTRANT'S CERTIFIED ACCOUNTANT
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     In May 1997, Entourage International, Inc. (the "Company") requested its accountant, KPMG Peat Marwick, LLP and several other accounting firms to provide a proposal concerning the terms and conditions of its engagement as independent accountant to the Company for future periods. The decision to request proposals for reappointment from KPMG Peat Marwick, LLP and other accountants was approved by the Company's Board of Directors. The proposal from KPMG Peat Marwick, LLP was considerably higher than all other proposals, thereby effectively eliminating them from the engagement process. Therefore, effective June 16, 1997, the Company has elected to retain Ernst & Young to replace KPMG Peat Marwick, LLP as its principal accountants to audit the Company's financial statements. The decision to change accountants was recommended and approved by the Board of Directors of the Company.

     The report on financial statements issued by KPMG Peat Marwick, LLP for the Company for the past two fiscal years contained an explanatory paragraph referring to the Company's deterioration of earnings and working capital and net capital deficiency and stating the accountant's substantial doubt as to the Company's ability to continue as a going concern. However, to the Company's knowledge, during the Company's two most recent fiscal years and the subsequent interim period before the replacement of KPMG Peat Marwick, LLP there have been no disagreements between the Company and KPMG Peat Marwick, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to KPMG Peat Marwick, LLP's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ENTOURAGE INTERNATIONAL, INC.



     Date: June 20, 1997             By: /s/ JOHN C. RIEMANN
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                                         John C. Riemann, President